Exhibit 99.1

FOR IMMEDIATE RELEASE
Editorial Contact Cyndi Babasa Walt & Company for Adaptec, Inc. (408) 369-7200 ext. 1062 cbabasa@walt.com	Investor Contact Nicole Noutsios NMN Advisors (510) 451-2952

Adaptec Reports Third Quarter Fiscal 2009 Results

MILPITAS, Calif. - January 28, 2009 - Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today reported its financial results for the third quarter of fiscal 2009, which ended on December 26, 2008.

"While these remain difficult economic times, Adaptec is focused on what will enable us to win in the long-term - innovating for future growth and carefully managing the business. In the past quarter, we successfully completed the Aristos integration, won two channel awards for leadership, and brought a new and leading product to market," said S. "Sundi" Sundaresh, President and CEO of Adaptec. "We have a strong balance sheet that provides us flexibility as we continue to execute on the business imperatives that will allow us to succeed in the long-term."

Financial Overview

Net revenues from continuing operations for the Company's third quarter of fiscal 2009 were $28.2 million, compared with $36.1 million for the third quarter of fiscal 2008. Gross margins, computed on a generally accepted accounting principles (GAAP) basis, from continuing operations were 40% for the third quarter of fiscal 2009, compared with 42% for the third quarter of fiscal 2008. Non-GAAP gross margins for the third quarter of fiscal 2009 were 44%, compared with 42% for the third quarter of fiscal 2008.

The Company's GAAP income from continuing operations, net of taxes, for the third quarter of fiscal 2009 was $0.1 million, or $0.00 per share, compared with income from continuing operations, net of taxes, of $2.9 million, or $0.02 per share, for the third quarter of fiscal 2008. GAAP net loss for the third quarter of fiscal 2009 was ($1.3) million, or ($0.01) per share, compared with a net income of $1.1 million, or $0.01 per share, for the third quarter of fiscal 2008.

Non-GAAP income from continuing operations, net of taxes, for the third quarter of fiscal 2009 was $0.1 million, or $0.00 per share, compared with non-GAAP income from continuing operations, net of taxes, of $6.1 million, or $0.05 per share, for the third quarter of fiscal 2008. Non-GAAP net loss for the third quarter of fiscal 2009 was ($0.1) million, or ($0.00) per share, compared with non-GAAP net income of $4.6 million, or $0.04 per share, for the third quarter of fiscal 2008. The non-GAAP results for all periods presented differ from results measured under GAAP as they exclude stock-based compensation expense, expense associated with the management liquidation pool established in connection with the Aristos Logic Corporation transaction, amortization of acquisition-related intangible assets, restructuring costs, gain on extinguishment of debt, other specified charges or gains, tax differences due to GAAP versus non-GAAP measurements and certain items related to discontinued operations. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables at the end of this press release in the section "Use of Non-GAAP Financial Measures."

The Company initiated a new restructuring plan to reduce operating expenses during the third quarter of fiscal 2009, incurring a charge of $0.9 million, related to headcount reductions. The Company expects annual operating expense savings of approximately $2.9 million from this plan.

Conference Call

The Adaptec third quarter fiscal 2009 earnings conference call is scheduled for 2:00 p.m. Pacific Time on January 28, 2009. Individuals may participate via webcast by visiting www.adaptec.com/investor 15 minutes prior to the call. A telephone replay of the teleconference will be available through February 11, 2009 by calling (888) 203-1112 in the U.S. or (719) 457- 0820 internationally and referencing reservation number 4280845.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides trusted storage solutions that reliably move, manage, and protect critical data and digital content. Adaptec's software and hardware-based solutions are delivered through leading original equipment manufacturers (OEMs) and channel partners to provide storage connectivity, data protection, and networked storage to enterprises, government organizations, medium and small businesses worldwide. More information is available at www.adaptec.com .

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are statements regarding future events or the future performance of Adaptec, and include statements regarding the future success of the business and the expense savings resulting from our restructuring. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: general economic conditions; that if we do not meet our restructuring objectives, we may have to continue to implement additional plans in order to reduce our operating costs; achieving necessary support from the contract manufacturers to which we have outsourced manufacturing, assembly and packaging of our products; retaining key management; Adaptec's ability to launch new software products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets' failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled "Risk Factors" included in our Quarterly Report on Form 10-Q for the quarter ended September 26, 2008 on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward-looking information that is included in this release.

Adaptec is a registered trademark in the United States and other countries. Other product and company names are trademarks or registered trademarks of their respective owners.

###

Adaptec, Inc.
GAAP Condensed Consolidated Statements of Operations
(unaudited)

                                                  Three-Month Period Ended            Nine-Month Period Ended
                                     -------------------------------------------  ----------------------------
                                      December 26,  September 26,  December 28,    December 26,  December 28,
                                          2008            2008          2007           2008           2007
                                     -------------  -------------  -------------  -------------  -------------
                                                              (in thousands, except per share amounts)

Net revenues                        $      28,205  $      31,655  $      36,118  $      91,363  $     109,913
Cost of revenues                           17,062         18,326         21,058         52,209         69,819
                                     -------------  -------------  -------------  -------------  -------------
Gross profit                               11,143         13,329         15,060         39,154         40,094
                                     -------------  -------------  -------------  -------------  -------------
Operating expenses:
   Research and development                 7,781          4,863          7,291         18,547         27,142
   Selling, marketing
      and administrative                    9,388          8,753         12,328         27,638         38,750
   Amortization of acquisition-
      related intangible assets               325            108            631            433          1,904
   Restructuring charges                      930          1,402            706          4,169          5,660
   Other gains                                 --             --             --             --         (5,799)
                                     -------------  -------------  -------------  -------------  -------------
      Total operating expenses             18,424         15,126         20,956         50,787         67,657
                                     -------------  -------------  -------------  -------------  -------------
Loss from continuing operations            (7,281)        (1,797)        (5,896)       (11,633)       (27,563)
Interest and other income, net              3,574          6,242          8,838         15,078         23,356
Interest expense                             (142)          (476)          (805)        (1,459)        (2,774)
                                     -------------  -------------  -------------  -------------  -------------
Income (loss) from continuing
   operations before income taxes          (3,849)         3,969          2,137          1,986         (6,981)
Provision for (benefit from)
   income taxes                            (3,939)           657           (792)        (1,369)          (290)
                                     -------------  -------------  -------------  -------------  -------------
Income (loss) from continuing
      operations, net of taxes                 90          3,312          2,929          3,355         (6,691)
                                     -------------  -------------  -------------  -------------  -------------
Discontinued operations:
   Loss from discontinued
      operations, net of taxes               (207)            --         (1,821)          (941)        (3,324)
   Income (loss) from disposal of
      discontinued operations,
      net of taxes                         (1,189)            --             --          4,605           (144)
                                     -------------  -------------  -------------  -------------  -------------
Income (loss) from discontinued
   operations, net of taxes                (1,396)            --         (1,821)         3,664         (3,468)
                                     -------------  -------------  -------------  -------------  -------------
Net income (loss)                   $      (1,306) $       3,312  $       1,108  $       7,019  $     (10,159)
                                     =============  =============  =============  =============  =============

Income (loss) per common share:
    Basic
        Continuing operations       $        0.00  $        0.03  $        0.02  $        0.03  $       (0.06)
        Discontinued operations     $       (0.01) $          --  $       (0.02) $        0.03  $       (0.03)
        Net income (loss)           $       (0.01) $        0.03  $        0.01  $        0.06  $       (0.09)
    Diluted
        Continuing operations       $        0.00  $        0.02  $        0.02  $        0.02  $       (0.06)
        Discontinued operations     $       (0.01) $          --  $       (0.02) $        0.03  $       (0.03)
        Net income (loss)           $       (0.01) $        0.02  $        0.01  $        0.05  $       (0.09)

Shares used in computing
   income (loss) per share:
    Basic                                 120,231        119,682        118,987        119,702        118,430
    Diluted                               120,473        134,594        119,622        132,765        118,430

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides enhance the ability of the investment community to review the Company's results and projections.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures presented by the Company may be different than the non-GAAP financial measures presented by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

The Company excludes the following expenses, gains and losses from its non-GAAP financial measures, when applicable:

Stock-based compensation expense: Stock-based compensation expense consists of expenses recorded under SFAS 123(R), "Share-Based Payment," in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation expense from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period- over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

Management liquidation pool: The management liquidation pool of $5.6 million was included as part of the total consideration to acquire Aristos Logic Corporation. Under the merger agreement, the Company paid $3.2 million upon closing the merger transaction. The remaining $2.4 million is payable within twelve months from the acquisition date, to certain employees of the acquired company, contingent upon their continued employment with the Company. The Company excludes expenses associated with the management liquidation pool as these payments were instituted as a component of the acquisition process and do not reflect the Company's ongoing business.

Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, customer relationships and backlog that were acquired from prior acquisitions. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangible assets in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense. The amortization of acquisition-related intangible assets for core and existing technologies and backlog from the Company's acquisition of Aristos Logic Corporation is being reflected as cost of revenues, while the amortization of acquisition-related intangible assets for customer relationships is being reflected as part of operating expenses.

Restructuring charges and other gains: Restructuring charges primarily relate to activities engaged in by the Company's management to simplify its infrastructure. Other gains primarily relate to a gain on sale of long-lived assets. Restructuring charges and other gains are excluded from non-GAAP financial measures because they are not considered to be part of core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete, individual event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company's period-over-period operating results. Other gains are also excluded from non-GAAP financial measures because the occurrence of such costs is infrequent.

Gain on extinguishment of debt: The gain on extinguishment of debt relates to repurchases of the Company's 3/4% convertible notes in the open market. The gain on extinguishment of debt is excluded from non-GAAP financial measures because the occurrence of such costs is infrequent, which would affect the ability of investors to compare the Company's period-over-period operating results, and because the Company does not believe that this activity is reflective of gains and losses customarily incurred in the management of its cash resources.

Income taxes: Income taxes relates to incremental income taxes associated with certain non-GAAP items and tax provisions and refunds from certain discrete tax events that occurred during the first nine months of fiscal 2009.

Discontinued operations: Discontinued operations relates to the sale of the SNAP Server NAS business. Certain items from discontinued operations are excluded from non-GAAP, which include the gain (loss) on disposal of discontinued operations and certain expenses discussed above related to stock-based compensation, amortization of acquisition-related intangible assets and income taxes. The gain (loss) on disposal of discontinued operations is excluded from non-GAAP financial measures because the occurrence of such costs is infrequent, which would affect the ability of investors to compare the Company's period-over-period operating results, and because the Company does not believe that this activity is reflective of gains and losses customarily incurred in the management of its cash resources.

Adaptec, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited)

                                                  Three-Month Period Ended            Nine-Month Period Ended
                                     -------------------------------------------  ----------------------------
                                      December 26,  September 26,  December 28,    December 26,  December 28,
                                          2008            2008          2007           2008           2007
                                     -------------  -------------  -------------  -------------  -------------
                                                                   (in thousands)

GAAP gross profit                   $      11,143  $      13,329  $      15,060  $      39,154  $      40,094
   Stock-based compensation expense            83            118            108            304            280
   Amortization of acquisition-
      related intangible assets             1,166            427             --          1,593             --
                                     -------------  -------------  -------------  -------------  -------------
Non-GAAP gross profit               $      12,392  $      13,874  $      15,168  $      41,051  $      40,374
                                     =============  =============  =============  =============  =============

GAAP income (loss) from continuing
   operations, net of taxes         $          90  $       3,312  $       2,929  $       3,355  $      (6,691)
   Stock-based compensation expense           942           (219)         1,770          2,109          4,212
   Management liquidation pool              1,002            332             --          1,334             --
   Amortization of acquisition-
      related intangible assets             1,491            535            631          2,026          1,904
   Restructuring charges                      930          1,402            706          4,169          5,660
   Other gains                                 --             --             --             --         (5,799)
   Gain on extinguishment of debt            (360)        (1,283)            --         (1,643)            --
   Income taxes                            (3,985)           (31)            55         (2,399)          (297)
                                     -------------  -------------  -------------  -------------  -------------
Non-GAAP income (loss) from continuing
      operations, net of taxes      $         110  $       4,048  $       6,091  $       8,951  $      (1,011)
                                     =============  =============  =============  =============  =============

Adjustment for interest expense on
   3/4% convertible notes,
   net of taxes                                --             --            762             --             --
                                     -------------  -------------  -------------  -------------  -------------
Adjusted Non-GAAP income (loss) from
   continuing operations, net of taxes
   -used only to calculate
   diluted earnings per share       $         110  $       4,048  $       6,853  $       8,951  $      (1,011)
                                     =============  =============  =============  =============  =============

GAAP net income (loss)              $      (1,306) $       3,312  $       1,108  $       7,019  $     (10,159)
   Stock-based compensation expense           942           (219)         1,770          2,109          4,212
   Management liquidation pool              1,002            332             --          1,334             --
   Amortization of acquisition-
      related intangible assets             1,491            535            631          2,026          1,904
   Restructuring charges                      930          1,402            706          4,169          5,660
   Other gains                                 --             --             --             --         (5,799)
   Gain on extinguishment of debt            (360)        (1,283)            --         (1,643)            --
   Income taxes                            (3,985)           (31)            55         (2,399)          (297)
   Loss (income) from discontinued
      operations, net of taxes              1,189             --            298         (4,374)           795
                                     -------------  -------------  -------------  -------------  -------------
Non-GAAP net income (loss)          $         (97) $       4,048  $       4,568  $       8,241  $      (3,684)
                                     =============  =============  =============  =============  =============

Adjustment for interest expense on
   3/4% convertible notes, net of tax          --             --            762             --             --
                                     -------------  -------------  -------------  -------------  -------------
Adjusted Non-GAAP net income (loss)
   -used only to calculate
   diluted earnings per share       $         (97) $       4,048  $       5,330  $       8,241  $      (3,684)
                                     =============  =============  =============  =============  =============

Shares used in computing
   income (loss) per share:
    Basic - GAAP and Non-GAAP             120,231        119,682        118,987        119,702        118,430

    Diluted - GAAP                        120,473        134,594        119,622        132,765        118,430
        Employee options and awards            --             --             --             --             --
        3/4% convertible notes                 --        (14,152)        19,224        (12,374)            --
                                     -------------  -------------  -------------  -------------  -------------
    Diluted - Non-GAAP                    120,473        120,442        138,846        120,391        118,430
                                     =============  =============  =============  =============  =============

Adaptec, Inc.
Summary Balance Sheet and Cash Flow Data
 (unaudited)

                                                                                        As of
                                                              ----------------------------------------------------------
Balance Sheet Data                                             December 26, 2008     March 31, 2008   December 28, 2007
------------------------------------------------------------  ------------------  ------------------  ------------------
                                                                                    (in thousands)
Cash, cash equivalents and marketable securities             $          371,213  $          626,216  $          597,756
Accounts receivable, net                                                 16,613              23,204              29,250
Inventories                                                               7,007               9,926              14,363
Goodwill and other intangible assets, net                                37,960                  --               3,148
Other assets                                                             43,593              40,741              51,024
                                                              ------------------  ------------------  ------------------
     Total assets                                            $          476,386  $          700,087  $          695,541
                                                              ==================  ==================  ==================

Current liabilites                                           $           30,424  $           31,439  $           44,259
Current portion of convertible notes                                      2,005             225,321             225,241
Other long-term obligations                                              15,101              19,231               5,894
Stockholders' equity                                                    428,856             424,096             420,147
                                                              ------------------  ------------------  ------------------
     Total liabilities and stockholders' equity              $          476,386  $          700,087  $          695,541
                                                              ==================  ==================  ==================

                                                                                  Three-Month Period Ended
                                                              ----------------------------------------------------------
Cash Flow Data                                                 December 26, 2008  September 26, 2008  December 28, 2007
------------------------------------------------------------  ------------------  ------------------  ------------------
                                                                                    (in thousands)
Net income (loss)                                            $           (1,306) $            3,312  $            1,108
Less: loss from discontinued operations, net of taxes                    (1,396)                 --              (1,821)
                                                              ------------------  ------------------  ------------------
Income from continuing operations, net of taxes                              90               3,312               2,929
Adjustments to reconcile income from continuing
     operations, net of taxes, to net cash provided by
    (used in) operating activities:
     Non-cash P&L items:
       Stock-based compensation expense                                     942                (219)              1,770
       Inventory-related charges                                          1,276                 271                 349
       Depreciation and amortization                                      2,488               1,673               1,440
       Gain on extinguishment of debt                                      (360)             (1,283)                 --
     Changes in assets and liabilities                                   (8,379)              2,002              (7,043)
                                                              ------------------  ------------------  ------------------
Net cash provided by (used in) operating activities
     of continuing operations                                            (3,943)              5,756                (555)
Net cash used in operating activities
     of discontinued operations                                            (207)                 --              (1,017)
                                                              ------------------  ------------------  ------------------
Net cash provided by (used in) operating activities          $           (4,150) $            5,756  $           (1,572)
                                                              ==================  ==================  ==================

Other significant cash flow activities:
     Proceeds from issuance of common stock                                  10               1,589                 572
     Payments for business acquisitions, net of cash acquired                --             (38,005)                 --
     Repurchase of 3/4% Notes                                           (84,522)           (136,858)                 --